UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2008

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Conditions and Exhibits

On October 30, 2008 PS Business Parks reported its results of operations and financial condition for the quarter ended September 30, 2008. The full text of the press release issued is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 2.02 and Exhibit 99.1 are being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1: Press release dated October 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: October 30, 2008

By: /s/ Edward A. Stokx

Edward A. Stokx

Chief Financial Officer

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	October 30, 2008
Contact:	Edward A. Stokx

(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Third Quarter Ended September 30, 2008

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the third quarter ended September 30, 2008.

Net income allocable to common shareholders for the three months ended September 30, 2008 was $5.4 million or $0.26 per diluted share on revenues of $71.6 million compared to $4.3 million or $0.20 per diluted share on revenues of $68.7 million for the same period in 2007. Net income allocable to common shareholders for the nine months ended September 30, 2008 was $13.8 million or $0.67 per diluted share on revenues of $212.6 million compared to $14.0 million or $0.64 per diluted share on revenues of $201.5 million for the same period in 2007.

Revenues for the three months ended September 30, 2008 increased $2.9 million over the same period of 2007 primarily as a result of an increase of $2.3 million from the Company’s Same Park portfolio. Net income allocable to common shareholders for the three months ended September 30, 2008 increased $1.1 million over the same period of 2007 primarily as a result of an increase in net operating income offset by a decrease in interest and other income.

Revenues for the nine months ended September 30, 2008 increased $11.1 million over the same period of 2007 as a result of an increase of $6.5 million from the Company’s Same Park portfolio combined with an increase of $4.6 million from acquired properties. Net income allocable to common shareholders for the nine months ended September 30, 2008 decreased $150,000 over the same period of 2007 primarily as a result of a decrease in interest and other income and an increase in depreciation and amortization partially offset by an increase in net operating income.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the three months ended September 30, 2008 and 2007 were $32.0 million, or $1.14 per diluted share, and $31.0 million, or $1.07 per diluted share, respectively. FFO allocable to common shareholders and unit holders for the nine months ended September 30, 2008 was $94.0 million, or $3.36 per diluted share, compared to $90.6 million, or $3.13 per diluted share, for the same period in 2007. The increase in FFO for the three and nine months ended September 30, 2008 over the same period of 2007 was primarily due to the increase in net operating income partially offset by the decrease in interest and other income as discussed above.

Property Operations

In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2007 are referred to as “Non-Same Park.” For the three and nine months ended September 30, 2008 and 2007, the Same Park portfolio constitutes 18.7 million rentable square feet, which includes all assets the Company owned and operated from January 1, 2007 through September 30, 2008 and represents approximately 95.5% of the total square footage of the Company’s portfolio as of September 30, 2008.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three and nine months ended September 30, 2008 and 2007 in addition to other income and expense items affecting income before minority interests (unaudited, in thousands, except per square foot amounts):

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2008	2007	Change	2008	2007	Change
Rental income:
Same Park (18.7 million rentable square feet) (1)	$ 67,671	$ 65,388	3.5%	$ 200,705	$ 194,210	3.3%
Non-Same Park (870,000 rentable square feet) (2)	3,793	3,142	20.7%	11,316	6,719	68.4%
Total rental income	71,464	68,530	4.3%	212,021	200,929	5.5%
Cost of operations:
Same Park	21,493	20,104	6.9%	63,499	60,527	4.9%
Non-Same Park	1,098	1,100	(0.2%)	3,521	2,138	64.7%
Total cost of operations	22,591	21,204	6.5%	67,020	62,665	6.9%
Net operating income (3):
Same Park	46,178	45,284	2.0%	137,206	133,683	2.6%
Non-Same Park	2,695	2,042	32.0%	7,795	4,581	70.2%
Total net operating income	48,873	47,326	3.3%	145,001	138,264	4.9%
Other income and expenses:
Facility management fees	178	177	0.6%	550	542	1.5%
Interest and other income	404	1,151	(64.9%)	1,014	4,141	(75.5%)
Interest expense	(988)	(1,009)	(2.1%)	(2,971)	(3,128)	(5.0%)
Depreciation and amortization	(24,703)	(25,285)	(2.3%)	(75,270)	(71,841)	4.8%
General and administrative	(1,950)	(2,124)	(8.2%)	(6,081)	(5,938)	2.4%
Income before minority interests	$ 21,814	$ 20,236	7.8%	$ 62,243	$ 62,040	0.3%
Same Park gross margin (4)	68.2%	69.3%	(1.6%)	68.4%	68.8%	(0.6%)
Same Park weighted average for the period:
Occupancy	93.9%	93.5%	0.4%	94.0%	93.4%	0.6%
Annualized realized rent per square foot (5)	$ 15.43	$ 14.97	3.1%	$ 15.24	$ 14.84	2.7%

(1)	See above for a definition of Same Park.
(2)	Represents operating properties owned by the Company as of September 30, 2008 not included in Same Park.
(3)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing NOI by rental income.
(5)	Same Park realized rent per square foot represents the annualized revenues earned per occupied square foot.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended September 30, 2008:

Ratio of FFO to fixed charges (1)	48.1x
Ratio of FFO to fixed charges and preferred distributions (1)	3.1x
Debt and preferred equity to total market capitalization (based on common stock price of $57.60 at September 30, 2008)	35.2%
Available under line of credit at September 30, 2008	$100.0 million

(1)	Fixed charges include interest expense of $988,000.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share on October 30, 2008. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable December 31, 2008 to shareholders of record on December 15, 2008.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$ 0.437500
Series I	6.875%	$ 0.429688
Series K	7.950%	$ 0.496875
Series L	7.600%	$ 0.475000
Series M	7.200%	$ 0.450000
Series O	7.375%	$ 0.460938
Series P	6.700%	$ 0.418750

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2008, PSB wholly owned approximately 19.6 million rentable square feet with 3,850 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (3.0 million sq. ft.), Texas (2.9 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Friday, October 31, 2008, at 10:00 a.m. (PDT) to discuss the third quarter results. The toll free number is 1-800-399-4409; the conference ID is 68143761. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 7, 2008 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	September 30,	December 31,
	2008	2007
	(Unaudited)

ASSETS

Cash and cash equivalents	$ 52,068	$ 35,041
Real estate facilities, at cost:
Land	494,849	494,849
Buildings and equipment	1,511,549	1,484,049
	2,006,398	1,978,898
Accumulated depreciation	(613,642)	(539,857)
	1,392,756	1,439,041
Land held for development	7,869	7,869
	1,400,625	1,446,910
Rent receivable	1,699	2,240
Deferred rent receivable	22,199	21,927
Other assets	9,014	10,465
Total assets	$ 1,485,605	$ 1,516,583

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accrued and other liabilities	$ 54,404	$ 51,058
Mortgage notes payable	59,666	60,725
Total liabilities	114,070	111,783
Minority interests:
Preferred units	94,750	94,750
Common units	147,499	154,470
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 28,650 shares issued and outstanding at September 30, 2008 and December 31, 2007	716,250	716,250
Common stock, $0.01 par value, 100,000,000 shares authorized, 20,456,810 and 20,777,219 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	204	207
Paid-in capital	358,130	371,267
Cumulative net income	604,159	552,069
Cumulative distributions	(549,457)	(484,213)
Total shareholders’ equity	1,129,286	1,155,580
Total liabilities and shareholders’ equity	$ 1,485,605	$ 1,516,583

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Rental income	$ 71,464	$ 68,530	$ 212,021	$ 200,929
Facility management fees	178	177	550	542
Total operating revenues	71,642	68,707	212,571	201,471
Expenses:
Cost of operations	22,591	21,204	67,020	62,665
Depreciation and amortization	24,703	25,285	75,270	71,841
General and administrative	1,950	2,124	6,081	5,938
Total operating expenses	49,244	48,613	148,371	140,444
Other income and expenses:
Interest and other income	404	1,151	1,014	4,141
Interest expense	(988)	(1,009)	(2,971)	(3,128)
Total other income and expenses	(584)	142	(1,957)	1,013
Income before minority interests	21,814	20,236	62,243	62,040
Minority interests:
Minority interest in income — preferred units	(1,752)	(1,752)	(5,256)	(5,103)
Minority interest in income — common units	(1,910)	(1,461)	(4,897)	(4,785)
Total minority interests	(3,662)	(3,213)	(10,153)	(9,888)
Net income	18,152	17,023	52,090	52,152
Net income allocable to preferred shareholders:
Preferred stock distributions	12,756	12,756	38,269	38,181
Net income allocable to common shareholders	$ 5,396	$ 4,267	$ 13,821	$ 13,971

Net income per common share:
Basic	$ 0.26	$ 0.20	$ 0.68	$ 0.65
Diluted	$ 0.26	$ 0.20	$ 0.67	$ 0.64

Weighted average common shares outstanding:
Basic	20,448	21,345	20,438	21,332
Diluted	20,690	21,616	20,674	21,670

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Computation of Diluted Funds From Operations per Common Share (“FFO”) (1):

Net income allocable to common shareholders	$ 5,396	$ 4,267	$ 13,821	$ 13,971
Adjustments:
Depreciation and amortization	24,703	25,285	75,270	71,841
Minority interest in income – common units	1,910	1,461	4,897	4,785
FFO allocable to common shareholders/unit holders	$ 32,009	$ 31,013	$ 93,988	$ 90,597

Weighted average common shares outstanding	20,448	21,345	20,438	21,332
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average common stock equivalents outstanding	242	271	236	338
Weighted average common shares and OP units for purposes of computing fully-diluted FFO per common share	27,995	28,921	27,979	28,975

Diluted FFO per common share equivalent	$ 1.14	$ 1.07	$ 3.36	$ 3.13

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common shareholders/unit holders	$ 32,009	$ 31,013	$ 93,988	$ 90,597

Adjustments:
Recurring capital improvements	(2,356)	(5,646)	(7,306)	(10,537)
Tenant improvements	(5,217)	(4,308)	(14,871)	(11,809)
Lease commissions	(863)	(1,365)	(5,097)	(3,777)
Straight-line rent	(355)	(230)	(272)	(489)
Stock compensation expense	1,027	1,042	3,057	2,746
In-place lease adjustment	(49)	(44)	(145)	(53)
Lease incentives net of tenant improvement reimbursements	(79)	(15)	(148)	96
FAD	$ 24,117	$ 20,447	$ 69,206	$ 66,774

Distributions to common shareholders/unit holders	$ 12,214	$ 12,607	$ 36,617	$ 33,511

Distribution payout ratio	50.6%	61.7%	52.9%	50.2%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, minority interest in income, gains or losses on asset dispositions and extraordinary items.  FFO should be analyzed in conjunction with net income.  However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.  Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds available for distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the impact of Emerging Issues Task Force (“EITF”) Topic D-42. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.